Exhibit 32
Section 1350 Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Handy & Harman Ltd., a Delaware corporation (the “Corporation”), does hereby certify that:

The Quarterly Report on Form 10-Q for the three months ended June 30, 2015 (the “Form 10-Q”) of the Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date:	July 29, 2015
/s/ Jack L. Howard
Jack L. Howard Principal Executive Officer

Date:	July 29, 2015
/s/ James F. McCabe, Jr.
James F. McCabe, Jr. Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.